Exhibit 10.1

COLLABORATION AGREEMENT

This Agreement is entered into as of April 19, 2002, by and between:

•                                         SEATTLE GENETICS, INC., a Delaware corporation, having its principal place of business at 21823 30th Drive S.E., Bothell, Washington 98021

(hereinafter referred to as “SGI”)

and:

•                                         GENENTECH INC., a Delaware corporation, having its principal place of business at 1 DNA Way, South San Francisco, California.

(hereinafter referred to as “GNE”).

WITNESSETH

WHEREAS, SGI owns or controls intellectual property rights relating to certain drug conjugation and linker technology;

WHEREAS, GNE is currently conducting research and development programs aimed at the discovery of antigens and the development of antibodies targeting those antigens;

WHEREAS, GNE wishes to acquire from SGI exclusive options to worldwide exclusive licenses under SGI’s patent rights and know-how related to SGI’s drug conjugation and linker technology;

WHEREAS, SGI wishes to grant to GNE such exclusive options to such exclusive licenses in order to allow GNE to evaluate SGI’s drug conjugation and linker technology for use with certain of GNE’s antigens and antibodies, and

WHEREAS, SGI wishes to grant to GNE such exclusive licenses, subject to the terms of and conditioned upon this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I - DEFINITIONS AND INTERPRETATION

1.1.          Definitions:  For the purposes of this Agreement the following words and phrases shall have the following meanings:

“AAA” has the meaning set forth in Section 20.3.4.

“ADC” or “[***]” means any [***] Antibody that incorporates or uses Drug Conjugation Technology.

“ADC Access Fee” has the meaning set forth in Section 7.1.1 hereof.

“Additional ADC Access Fee” has the meaning set forth in Section 7.1.2 hereof.

“Additional Research Program Renewal Term” has the meaning set forth in Section 3.3.

“Affiliate” of a Party, means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party.  As used herein, the term “control” will mean the direct or indirect ownership of [***] or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management thereof.

“Agreement” means this agreement, all amendments and supplements to this Agreement and all schedules to this Agreement, including the following:

Schedule A - Research Plan and Budget;
Schedule B - Licensed Patents;
Schedule C - Research Antigens; and
Schedule D - SGI In-Licenses

“Antibody” or “Antibodies” means any antibody, [***], with a unique amino acid sequence that binds to a Research Antigen or Exclusive Antigen.

“Antigen” means any [***] binds.

“[***]” means any molecule, including without limitation, any [***], that [***].

“[***]” means the SGI Technology licensed to SGI under the [***] (as defined in the definition of “SGI In-Licenses”).

“Breaching Party” has the meaning set forth in Section 14.4.

“Calendar Quarter” means any of the three-month periods beginning January 1, April 1, July 1 and October 1 in any year.

“Change in Control” has the meaning set forth in Article 17.

“Confidential Information” has the meaning set forth in Section 9.1.

“[***]” or “[***]” means any [***] that does not [***] or [***].

“Designation Renewal Fees” has the meaning set forth in Section 7.1.2.

“Drug Conjugate Materials” means research grade cytotoxic compounds, including [***], and linkers for attaching such cytotoxic compounds to [***].

“Drug Conjugation Technology” means drug conjugation chemistry owned or controlled by SGI, including [***] and derivatives thereof, [***] analogues developed by SGI, [***] and linker technology for attaching Drug Conjugate Materials to [***] that is the subject matter of the Licensed Patents and SGI Know-How.

“Effective Date” means the date of this Agreement.

“Events of Force Majeure” has the meaning set forth in Article 16.

“Exclusive Antigen” has the meaning set forth in Section 4.3.1.

“Exclusive License” has the meaning set forth in Section 4.3.1.

“Existing Third Party Royalties” has the meaning set forth in Section 7.4.1.

“Field” means [***]; provided that with respect to use of the [***], the [***]; and provided, further, that [***].

“First Commercial Sale” means, in each country of the Territory, the first commercial sale of a Licensed Product by GNE, its Affiliates or Sublicensees to a Third-Party following, if required by law, Regulatory Approval and, when Regulatory Approval is not required by law, the first commercial sale in that country, in each case for use or consumption of such Licensed Product in such country by the general public; for avoidance of doubt, First Commercial Sale of a given Licensed Product cannot occur more than once in any particular country of the Territory.

“First Research Program Renewal Term” has the meaning set forth in Section 3.3

“GNE Patents” has the meaning set forth in Section 10.3.2.

“Improvements” means all patentable or non-patentable inventions, discoveries, or other know-how developed solely or jointly by employees of, or others acting on behalf of, SGI or GNE (including any SGI FTEs funded by GNE pursuant to this Agreement) which (i) utilize, incorporate, derive from or are based on the Drug Conjugation Technology, (ii) add to the knowledge of the Drug Conjugation Technology and (iii) help mastering or enhancing processes for formulating or using the Drug Conjugation Technology in combination with [***].  By way of clarification, the Parties agree that discoveries, inventions, developments and know-how made or developed solely by GNE that are not specifically related to Drug Conjugation Technology shall not be deemed “Improvements” hereunder.

“IND” means an Investigational New Drug Application filed or to be filed with the United States Food and Drug Administration and any successor agency or authority thereto (“FDA”).

“Indemnitee” has the meaning set forth in Section 15.2.

“Indemnitor” has the meaning set forth in Section 15.2

“Initial Research Program Term” has the meaning set forth in Section 3.3.

“Initiation” means, with respect to a human clinical trial, the dosing of the first patient with a Licensed Product pursuant to a clinical protocol of the specified clinical trial.

“Joint Patents” has the meaning set forth in Section 10.2.2.

“Liabilities” has the meaning set forth in Section 15.1.1.

“Licensed Patents” means:

(i)            any [***] patents and patent applications listed in Schedule B to this Agreement, which shall be amended from time to time to reflect any additions to the Licensed Patents;

(ii)           any patents and patent applications covering Improvements, and covering [***] to the extent [***];

(iii)          any [***] patents issued from any patent applications referred to above and any [***] patents issued from a patent application filed in any country in the Territory which corresponds to a patent or patent application identified above;

(iv)          any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, counterparts, divisions or continuations issued, assigned or licensed to SGI of or relating to the patents or patent applications identified above; and

(v)           [***].

“Licensed Product” means any and all products where the manufacture, use, sale, offer for sale or import of such products 1) would have infringed a Valid Patent Claim if not for the licenses granted in this Agreement and/or 2) otherwise relies on or incorporates Drug Conjugation Technology, SGI Know-How, Improvements or [***] provided to GNE by SGI hereunder.

“Net Sales” means, as to each calendar quarter, the gross invoiced sales prices charged for all Licensed Products sold by or for GNE, its Affiliates and sublicensees to independent Third Parties during such quarter, after deduction (if not already deducted in the amount invoiced) of the following items paid by GNE, its Affiliates and sublicensees during such calendar quarter with respect to sales of Licensed Products regardless of the calendar quarter in which such sales were made, provided and to the extent that such items are incurred or allowed and do not exceed reasonable and customary amounts in the market in which such sales occurred:

(a)           trade, quantity and/or cash discounts, allowances or rebates actually taken and allowed, including without limitation promotional or similar discounts or rebates and discounts or rebates to governmental or managed care organizations;

(b)           credits or allowances given or made for rejection, defects, recall or return, rebates, retroactive price reductions of or uncollectable amounts on previously sold Licensed Products;

(c)           any tax, tariff, duty or government charge (including any tax such as a sales, value added, excise or similar tax or government charge other than an income tax) levied on the sale, transportation or delivery of a Licensed Product and borne by the seller thereof without reimbursement from any third party; and

(d)           any charges for freight, postage, shipping or transportation or similar charges from the seller, or for insurance borne by the seller.

All of the foregoing deductions from the gross invoiced sales prices of Licensed Product shall be determined in accordance with GAAP.  In the event that GNE, its Affiliates or sublicensees make any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments shall be reported and reconciled with the next report and payment of any royalties due.

“[***]” means any [***], or other [***] pursuant to [***] and before expiration or termination of the Research Program Term which (i) [***], (ii) [***] and (iii) [***].

“Notice of Dispute” has the meaning set forth in Section 20.3.1.

“Option” means, with respect to each Research Antigen, the exclusive option granted by SGI to GNE pursuant to the provisions of Section 4.2 hereof to obtain an Exclusive License under Section 4.3 hereof.

“Option Exercise Fee” has the meaning set forth in Section 7.2.1.

“Option Period” means, with respect to each Research Antigen, the period commencing on the date [***] and continuing until [***], subject to Section 7.1.3, unless terminated earlier pursuant to the provisions of Article 14 herein.

“Parties” means GNE and SGI, and “Party” means either of them.

“Phase II Clinical Trial” means a controlled dose clinical trial prospectively designed to evaluate the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen.

“Phase III Clinical Trial” means a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest to obtain sufficient efficacy and safety data to support regulatory submissions and labeling of a candidate drug.

“PPC Approval” means GNE’s internal approval of a drug candidate to enter Genentech’s product pipeline or an equivalent approval by an Affiliate or Sublicensee, which in any event shall occur prior to filing an IND.

“Program Inventions” has the meaning set forth in Section 10.1.1.

“Publication” has the meaning set forth in Section 9.5.

“Regulatory Approval” means final regulatory approval (including, where applicable, pricing approval in the event that actual sales do not take place before such approval) required to market a Licensed Product for a disease or condition in accordance with the applicable laws and regulations of a given country.  In the United States, its territories and possessions, Regulatory Approval means approval of a Biologics License Application (“BLA”) or its equivalent by the FDA.

“Reports” has the meaning set forth in Section 8.1.1.

“Research Antigen” means any Antigen that is designated a “Research Antigen” under this Agreement pursuant to Section 2.1.

“Research Fees” has the meaning set forth in Section 7.1.3.

“[***]” has the meaning set forth in Section 7.1.4.

“[***]” has the meaning set forth in Section 7.1.4.

“Research Plan and Budget” means the plan and budget for the Research Program agreed upon by the Parties and attached hereto as Schedule A.

“Research Program” means the research program conducted pursuant to Article 3.

“Research Program Fees” has the meaning set forth in Section 7.1.4.

“Research Program Term” means the term of the Research Program set forth in Section 3.3.

“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period of time equal to the longer of: (a) [***] from the date of First Commercial Sale of the Licensed Product in such country; or (b) the term for which a Valid Patent Claim would be infringed by the sale of the Licensed Product in such country if not for the licenses granted hereunder.

“[***]” shall have the meaning set forth in Section 3.6.

“[***]” shall have the meaning set forth in Section 3.6.

“SGI In-Licenses” means the following agreements between SGI and the indicated Third Parties: (a) the [***] Agreement between [***] and SGI dated [***], as amended (the “[***]”); (b) the License Agreement between [***] and SGI dated [***], as amended (the “[***]”); (c) the [***] Agreement between [***] and SGI dated [***] (the “[***]”); and (d) any other license agreement provided to GNE by SGI between SGI and a Third-Party covering [***] to the extent such [***] are [***].

“SGI Know-How” means any and all technical information, processes, formulae, data, engineering, inventions, chemical compounds, know-how and trade secrets, in each case that is Confidential Information according to Article 9, that relate to the Drug Conjugation Technology and which have been, or hereafter are during the term of this Agreement, either developed by SGI or its Affiliates, or have been acquired by SGI or its Affiliates from a Third Party with the right to grant licenses, immunities or other rights thereon.

“SGI Technology” means the Licensed Patents, the SGI Know-How, Improvements to the extent included in this Agreement pursuant to Section 4.4.1. and [***] to the extent [***].

“Sublicensees” means any person or entity acting pursuant to a sublicense granted to it by GNE or its Affiliates under the terms of this Agreement.

“Term” has the meaning set forth in Article 14.

“Territory” means [***].

“Third-Party” means any person or entity other than GNE, SGI and their respective Affiliates.

“Valid Patent Claim” means a claim of an issued and unexpired patent included in Licensed Patents (a) which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and (b) which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.  Notwithstanding the foregoing, for the purposes of royalty calculations due SGI under this Agreement, Valid Patent Claim shall not include any claim of a Licensed Patent that lists an inventor who was an employee or consultant of GNE at the time of the invention.

1.2.          Certain Rules of Interpretation in this Agreement and the Schedules.

1.2.1        Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollars);

1.2.2        The preamble to this Agreement and the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of this Agreement or of such Articles or Sections;

1.2.3        The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

1.2.4        The words “include” and “including” have the inclusive meaning frequently identified with the phrases “without limitation” and “but not limited to”;

1.2.5        Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day in the jurisdiction of the Party to make such payment or do such act; and

1.2.6        Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day to make such payment or do such act.

ARTICLE 2 – RESEARCH ANTIGENS

2.1.          Designation of Research Antigens.

Subject to the provisions of this Agreement, including the availability of the Antigen pursuant to Section 2.2., GNE may acquire Options pursuant to Section 4.2 for Research Antigens during the Research Program Term as follows:

2.1.1        Initial Research Antigens.  Upon payment of the ADC Access Fee set forth in Section 7.1.1., GNE will receive credits for [***] Options for Research Antigens for evaluation in the Research Program.  GNE may acquire such Options in accordance with Section 2.1.3 all at once, or one by one, at any time during the Research Program Term, subject to Section 2.1.4.

2.1.2        Additional Research Antigens.  GNE may obtain more than [***] Options for Research Antigens for evaluation in the Research Program in accordance with Sections 2.1.3 and 2.1.4, and by subsequently paying the Additional ADC Access Fee for [***] as set forth in Section 7.1.2.

2.1.3        Procedure for Acquiring an Option for a Research Antigen.  GNE may acquire an Option for an Antigen by notifying SGI of the identity of, and to the extent available the [***] for, the Antigen for which GNE wishes to acquire an Option and the [***] that primarily binds to such Antigen.  Within [***] following receipt of such GNE notice, SGI shall notify GNE whether the Option requested by GNE is available pursuant to Section 2.2.  Upon notice by SGI to GNE that an Option is available for such Antigen pursuant to Section 2.2, such Antigen shall be deemed to be a “Research Antigen” under this Agreement for the duration of the Option Period.  Schedule C to this Agreement will be amended from time to time to list the Research Antigens (including a description thereof) under this Agreement.  In the event SGI notifies GNE that an Option is not available for a particular Antigen, SGI shall include with such notification the reason why such Antigen is not available and 1) if the request was for an Initial Research Antigen, GNE shall not be deemed to have used a credit for such Option or 2) if the request was for an Additional Research Antigen, no payment shall be due for such Antigen.

2.1.4        GNE may not acquire any Options under this Agreement for Research Antigens following expiration of the Initial Research Program Term or, if GNE pays the Designation Renewal Fees set forth in Section 7.1.2, upon expiration of the First Research Program Renewal Term.

2.2.          Availability of an Antigen [***].

It is understood and agreed that SGI is not required to grant an Option to an Antigen if, prior to GNE’s request for an Option for such Antigen pursuant to Section 2.1: (i) [***].  Additionally, SGI shall not be required to [***] any [***] pursuant to Section 3.4 if the target antigens for such [***] are unavailable pursuant to Sections 2.2(i), (ii) or (iii).  [***].

ARTICLE 3 - RESEARCH PROGRAM

3.1.          Objective.  GNE intends to conduct a Research Program to evaluate ADCs for commercial development under this Agreement.

3.2.          Conduct of Research Program.  SGI shall use all reasonable efforts to complete research works in accordance with the Research Plan and Budget.  In support of the Research Program, upon receipt of [***] from GNE, SGI will prepare ADCs for GNE pursuant to Section 3.4.  Any research work performed by GNE and SGI pursuant hereto shall be performed in a good scientific manner and in compliance with all applicable laws.

3.3.          Term of the Research Program.  The term of the Research Program shall initially be for a period of [***] from the Effective Date (the “Initial Research Program Term”), unless terminated earlier upon termination of this Agreement in accordance with Article 14 hereof.  Subject to payment of the Research Program Fees by GNE as set forth in Section 7.1.3 below, the Research Program will be renewable for [***] period (the “First Research Program Renewal Term”) upon GNE’s request by giving written notice to SGI not less than [***] prior to the expiration of the Initial Research Program Term.  Furthermore, subject to payment of the Research Program Fees by GNE as set forth in Section 7.1.3 below, the Research Program will be renewable for up to [***] additional successive [***] periods after the expiration of the First Renewal Research Program Term (each an “Additional Research Program Renewal Term”, and collectively with the Initial Research Program Term and the First Research Program Renewal Term, the “Research Program Term”) upon GNE’s request by giving written notice to SGI not less than [***] prior to the expiration of the First Renewal Research Program Term or any Additional Research Program Renewal Term; provided that [***].

3.4.          SGI Preparation of ADCs.

At the request of GNE during the Research Program Term, SGI will prepare ADCs in accordance with the Research Plan and Budget.  The Parties agree that any [***] provided to SGI by GNE and any ADCs created by SGI using such [***] are Genentech Confidential Information in accordance with Article 9.  As such, without limiting the generality of the restrictions set forth in Article 9, SGI shall not use, or disclose or transfer to any Third Party, such [***] or ADCs for any purpose other than as specifically contemplated by this Agreement.  [***].

EXCEPT AS MAY BE OTHERWISE PROVIDED IN ARTICLE 13, SGI MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, REGARDING THE ADCs PREPARED BY SGI INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

3.5           SGI Support for Research Program.  At the request of GNE and for the consideration set forth in Section 7.1.4, during the Research Program Term, SGI will provide [***] (or more subject to mutual agreement of the Parties) to [***] for Genentech pursuant to Section 3.4.  GNE will give SGI at least [***] written notice prior to the end of each [***] during the Research Program notifying SGI of the number of [***] GNE requests and commits to pay [***] for the forthcoming [***].  In addition, GNE may send its own personnel to SGI facilities to assist in the Research Program, at GNE’s expense, and subject to reasonable and appropriate confidentiality restrictions.

3.6           [***].  At the request of GNE and for the consideration set forth in Section 7.1.4, during the Research Program Term, SGI will [***] that GNE has [***] pursuant to [***], subject to [***] upon mutual agreement of SGI and GNE.  SGI will [***] approximately [***] for each [***] and [***] such [***].  SGI will not [***] to [***] their [***] or otherwise [***] any [***] to[***] of any [***] what is [***].  Upon [***]to [***] of an [***] for [***], SGI will [***] a [***] of such [***] to[***] in[***] with [***].  Each [***]for an [***] under this Section 3.6 shall [***] after [***] of such [***], and, except as expressly set forth in this Section 3.6, shall not [***]: (i) any [***], (ii) any [***] or (iii) any [***].

ARTICLE 4 – OPTIONS AND LICENSES

4.1.          Research License to GNE.

Subject to the provisions of this Agreement, SGI hereby grants to GNE and its Affiliates, for the term of the Research Program, an exclusive license in the Territory under the SGI Technology solely for the purpose of conducting research and development activities on the Research Antigens and evaluating GNE’s interest to exercise the Options.  The research license granted to GNE under this Section 4.1 shall include, without limitation, the right to conjugate Drug Conjugate Materials to [***] using SGI Technology solely for the purpose of conducting the foregoing evaluation, but shall not include (i) the right to grant sublicenses thereto to any Third-Party, (ii) the right to initiate any human clinical trial utilizing a Licensed Product in any country, or (iii) the right to make, have made, use or sell a Licensed Product or the Drug Conjugation Technology.  Notwithstanding the foregoing, the research license granted to GNE under this Section 4.1 shall allow GNE to send ADCs and/or, subject to SGI’s consent (which shall not be unreasonably withheld), Drug Conjugate Materials under a material transfer or similar collaborative agreement to a bona fide Third Party research collaborator for pre-clinical research, provided such Third Party collaborator is bound to obligations of confidentiality and non-use effectively identical to those contained herein.

4.2.          Option Grant.

4.2.1.       Grant of the Options.  Subject to the provisions of this Agreement, SGI hereby grants to GNE an exclusive Option for each Research Antigen designated pursuant to Section 2.1 to obtain the Exclusive Licenses set forth in Section 4.3.1 during the Option Period.

4.2.2.       Exercise of the Options.  For each Option granted pursuant to Section 4.2.1, at any time during the Option Period and prior to filing of an IND for any ADC binding to the particular Research Antigen, GNE may provide notice to SGI that it wishes to obtain the Exclusive Licenses as set forth in Section 4.3.

4.3.          Exclusive License Grant to GNE.

4.3.1.       Grant.  At anytime during the Research Program Term, (i) if GNE elects to exercise its option to acquire an Exclusive License with respect to a particular Research Antigen pursuant to Section 4.2.2. and (ii) if GNE pays the Option Exercise Fee pursuant to Section 7.2.1, then subject to the terms and conditions of this Agreement, and commencing as of the date that SGI has received the Option Exercise Fee from GNE, SGI is automatically deemed to grant, and in such event hereby grants, to GNE, on a Research Antigen-by-Research Antigen basis, a worldwide, exclusive (even as to SGI), royalty-bearing license under the SGI Technology, with the right to sublicense as permitted in Section 4.3.2., to discover, have discovered, develop, have developed, make, have made, import, have imported, export, have exported, use, offer to sell, sell and have sold Licensed Products directed toward such Research Antigen within the Field in the Territory (an “Exclusive License”), whereupon the Research Antigen shall thereafter be deemed to be an “Exclusive Antigen”.  GNE may obtain an Exclusive License for each Research Antigen pursuant to this Section 4.3.1 until the expiration of the Research Program Term.  Upon expiration of the Research Program Term, no further Exclusive Licenses shall be granted under the terms of this Agreement, although any existing Exclusive Licenses already granted shall continue as set forth herein provided [***] has been [***] which is the [***] of the [***].

4.3.2.       Rights to Sublicense.

(a)           If GNE has exercised its Option for an Exclusive License for an Exclusive Antigen, GNE shall have the right to sublicense the rights granted to GNE pursuant to this Agreement with respect to such Exclusive Antigen to any Affiliate or any Third-Party subject to the terms and conditions of the SGI In-Licenses attached hereto as Schedule D; provided that GNE shall not have the right to sublicense SGI Technology on a stand-alone basis or for conjugation with any Antibodies that bind to an antigen other than an Exclusive Antigen, subject to the terms and conditions of this Article 4.

(b)           GNE agrees to contractually obligate any Sublicensee as to the making of all payments due to SGI by reason of completion of any milestones or Net Sales of any Licensed Products by any such Sublicensee and its compliance with all terms of this Agreement applicable to GNE (including all terms of this Agreement identified as applicable to Sublicensee); and any such Sublicensee shall additionally agree in writing (i) to keep books and records and permit SGI to review the information concerning such books and records that GNE has in its possession in accordance with the terms of this Agreement and (ii) to comply with all other terms of this Agreement applicable to GNE (including all terms of this Agreement identified as applicable to a Sublicensee).

(c)           GNE shall notify SGI of each sublicense granted to Affiliates or Third-Parties and shall provide SGI with the name and address of each Sublicensee and a description of the rights granted and the territory covered by each Sublicensee.

4.4.          Improvements and [***].

4.4.1.       Improvements.  In the event that, during the Research Program Term, SGI conceives, develops or reduces to practice an Improvement that relates to the Drug Conjugation Technology, SGI shall promptly notify GNE of the discovery of such Improvement.  GNE may, at any time during the Research Program Term, elect to use the Improvements in the Research Program pursuant to the research license granted under Section 4.1 and in the development and commercialization of Licensed Products as permitted in this Agreement.

4.4.2.       [***].  Subject to the [***], SGI hereby [***] the [***] and in the [***] any [***].  SGI shall [***] of any [***] by providing a [***] of the [***], including all [***] applicable to [***] of the [***].  In SGI’s discretion, and subject to confidentiality restrictions, prior to [***] from [***], SGI will [***] to [***] on the [***] and will [***] in [***].  Upon SGI [***] of the [***] of such [***], GNE may, by giving written notice to SGI at any time during the Research Program Term, [***] such [***] under this Agreement; provided that GNE will, to the extent [***] hereunder, [***] for such [***] under any [***].  In the event GNE is required by the foregoing sentence to [***] for a [***], GNE shall be permitted to [***] from [***].  For the purposes of the foregoing sentence, a [***] is a [***] to a [***] in an [***] covering [***] that is [***], and is not a [***] that would be [***] a certain [***] were to [***].  [***] shall be amended from time to time to [***], and the specific terms of the [***] covering such [***] related thereto with which GNE shall [***].

4.5.          Compliance with the SGI In-Licenses.

4.5.1.       GNE, its Affiliates and Sublicensees agree to comply with those covenants and conditions of the SGI In-Licenses disclosed to GNE by SGI in advance and attached hereto in Schedule D, and any amendments thereto upon written disclosure thereof to GNE, as if GNE were a party to the SGI In-Licenses.  The Parties agree that BMS is a Third-Party beneficiary to this Agreement to the extent SGI Technology includes technology sublicensed under the BMS Agreement.

4.5.2.       SGI will not [***] any [***] to an [***] that [***] or[***] of the [***] hereunder [***].

ARTICLE 5 – TECHNOLOGY DISCLOSURE

5.1.          Disclosure of Drug Conjugation Technology.

SGI shall disclose to GNE such Drug Conjugation Technology, SGI Know-How, [***] and Improvements as is reasonably useful to enable GNE to use the Drug Conjugation Technology, SGI Know-How, [***] and Improvements at GNE’s facilities on the terms and subject to the conditions of this Agreement.  In addition, during the term of this Agreement, SGI shall, upon GNE’s reasonable request and with adequate notice to SGI, make available to GNE at SGI’s facilities, SGI’s personnel to provide a reasonable amount of technical assistance and training to GNE’s personnel. GNE shall pay [***] costs and reasonable travel expenses (at cost) incurred by SGI in providing such technical assistance and training in accordance with Section 7.1.4.

5.2.          Identification of Technology.

The Parties agree that all Drug Conjugation Technology, SGI Know-How and Drug Conjugate Materials transferred to GNE pursuant to this Agreement shall be so transferred in the form of written memoranda marked confidential in the case of Drug Conjugation Technology and SGI Know-How and, in the case of Materials, by clearly marked containers. When presented in this manner, these shall be deemed to be “Confidential Information” in accordance with Section 9.1.  GNE will take reasonable and appropriate measures to ensure that the confidentiality of all Drug Conjugation Technology, SGI Know-How and Materials is preserved and that the Drug Conjugation Technology, SGI Know-How and Materials are only used for the purposes authorized under the Agreement and in compliance with this Agreement.

ARTICLE 6 - DEVELOPMENT AND COMMERCIALIZATION; MANUFACTURING

6.1           Development and Commercialization.  GNE shall use commercially reasonable efforts to develop, commercialize and market Licensed Products, such efforts to be consistent with the exercise of prudent scientific and business judgment and comparable to the efforts GNE applies to its other projects of similar potential and market size.  Without limiting the foregoing, GNE shall, as commercially prudent, (i) conduct such preclinical and clinical trials as are necessary or desirable to obtain any needed regulatory approvals to develop and commercialize Licensed Products , (ii) diligently develop and obtain other necessary approvals to market such Licensed Products (including, as the case may be, pricing approval), and (iii) market such Licensed Products in each country in which GNE has received all applicable regulatory approvals therefor.  GNE shall comply with all applicable good laboratory, clinical and manufacturing practices in the development and commercialization of such Licensed Products, and shall cause its Affiliates and subcontractors to do the same.

Except as set forth herein, as between SGI and GNE, GNE shall be solely responsible for funding all costs of the development and commercialization of each such Licensed Product.  GNE shall keep SGI informed in a timely manner as to the progress of the development of Licensed Products.  Beginning on [***] and thereafter within [***] following the end of each [***], GNE shall provide SGI with a written report summarizing GNE’s significant activities related to research and development of Licensed Products and status of clinical trials and government approvals necessary for marketing Licensed Products.  Such report shall be deemed GNE Confidential Information pursuant to Article 9.

6.2           Manufacturing.  Except as otherwise set forth in this Agreement, GNE shall be responsible for the manufacture and supply of the Licensed Products.  Notwithstanding the foregoing, SGI shall consider in good faith any request by GNE for supply of GMP drug conjugate materials and shall work together with and help GNE establish and/or procure anticipated manufacturing supplies, materials and capacity needed for clinical and/or commercial Licensed Products.  In the event SGI agrees to supply materials, the Parties shall negotiate in good faith a supply agreement incorporating the agreed upon prices, the agreed upon notification requirements and such other customary terms as may be appropriate.

ARTICLE 7 – FEES, ROYALTIES AND PAYMENTS.

7.1.          Research Program Fees.  GNE shall pay to SGI the following amounts in consideration of the Research Program:

7.1.1        Within thirty (30) days of the Effective Date, GNE shall pay to SGI the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) by wire transfer of immediately available funds (the “ADC Access Fee”).

7.1.2        If GNE elects to acquire more than [***] Options pursuant to Section 2.1.2, GNE shall make an additional payment in the sum of [***] for [***] by wire transfer of immediately available funds, which payment shall be due within [***] following notice by SGI to GNE that [***], as set forth in Section 2.1.3 (the “Additional ADC Access Fee”).  In addition, if GNE wishes to [***] to [***] during the [***], GNE shall pay to SGI [***] of the [***] GNE wishes to [***] to have the [***] to [***] (“Designation Renewal Fees”).  Furthermore, for Research Antigens requested and granted during the First Research Program Renewal Term, the Additional ADC Access shall increase by [***] per Research Antigen.

7.1.3        If GNE [***], then GNE shall pay to SGI on the first day of [***] GNE wishes to [***] (the “Research Fees”); provided, however, that GNE shall not [***] a [***] for a [***] if either: (a) [***] such [***] has been [***] (i.e., an [***]); or (b) GNE [***] for such [***] during the [***], as the case may be, that is being [***].

7.1.4        GNE shall pay SGI at an annual rate of [***] per [***] who [***] as requested by GNE for the [***] of the Research Program plus the costs of materials used by SGI in performing the Research Program (collectively the “[***]”), payable quarterly.  Commencing the [***] and every [***] thereafter, the [***] will increase by [***] per [***] per year.  Within [***] after the end of each [***], SGI shall submit a report to GNE supporting the calculation of [***] due for such Calendar Quarter (a “[***]”).  GNE shall pay all [***] to SGI within [***] of receipt of each [***].  The Research Fees and [***] shall be collectively referred to as the “Research Program Fees”.

7.2.          Option Exercise Fee.

7.2.1.       Upon the exercise of each Option pursuant to Section 4.2.2., GNE shall make a payment to SGI in the sum of [***] by wire transfer of immediately available funds (the “Option Exercise Fee”).

7.2.2.       GNE may terminate the Exclusive License for any Exclusive Antigen for any reason and at any time immediately upon written notice to SGI; provided that SGI will retain the Option Exercise Fee.  The Exclusive License for such Exclusive Antigen shall terminate effective as of such termination date.

7.3.          Royalties Payable by GNE.

In consideration for the Exclusive Licenses granted to GNE herein, during the Royalty Term, GNE shall pay to SGI royalties on Net Sales of Licensed Products.  Such royalties shall be established at the following rates, determined on a Licensed Product-by-Licensed Product basis as set forth below.

7.3.1        For [***] for which the [***] would [***] of [***]:

7.3.1.1     [***] of the first [***] in aggregate [***] of the [***] in each [***];

7.3.1.2     [***] of incremental aggregate [***] of the [***] in excess of [***] up to [***] in each [***]; and

7.3.1.3     [***] of incremental aggregate [***] of the [***] in excess of [***] in each [***].

7.3.2        For [***] for which the [***] would [***] any [***] of [***]:

7.3.2.1     [***] of the first [***] in aggregate [***] of the [***] in each [***];

7.3.2.2     [***] of incremental aggregate Net Sales of the [***] in excess of [***] up to [***] in each [***]; and

7.3.2.3     [***] of incremental aggregate Net Sales of the [***] in excess of [***] in each [***].

7.3.3        Notwithstanding the foregoing Sections 7.3.1 and 7.3.2, in the event the [***] of a [***] would [***] any [***] of [***], but a [***] containing one or more [***] which would [***] is [***], GNE shall as of the date such [***] is [***] and [***] in the [***] herein [***].

7.4.          Third-Party Royalties.

7.4.1.       GNE shall pay any Third-Party royalties owed on account of its sales of Licensed Product in the Licensed Territory, including royalties owed due to use of the SGI Technology; [***].  SGI represents and warrants that [***]

7.4.2.       If the [***] to [***] under [***] and to [***] for the [***] the following [***]: [***] for [***], [***] for [***] in the [***] and [***] for [***] in the [***], then the [***] hereunder shall be [***] to [***] of the [***]; provided, however, that in no event shall the [***] under this Agreement be [***] of the [***] under this Agreement.  The [***] under [***] shall be [***] to [***] of the [***] to [***] for the [***]; provided, however, that in no event shall the [***] under this Agreement [***] of the [***] that would [***] under this Agreement.

7.4.3        An appropriate [***] with one or more [***] shall be mutually agreed upon, in good faith, by the Parties [***].

7.5.          Milestone Payments.

As additional consideration for the licenses, rights and privileges granted to it hereunder, GNE shall pay to SGI the following milestone payments to SGI within [***] of the first occurrence of each event set forth below with respect to the first Licensed Product for each Exclusive Antigen, whether such events are achieved by GNE, its Affiliates or Sublicensees:

7.5.1        Upon [***];

7.5.2        Upon [***];

7.5.3        Upon [***];

7.5.4        Upon [***];

7.5.5        Upon [***]; and

7.5.6        Upon [***].

GNE will only be required to pay each of the above milestones to SGI for the first Licensed Product for each Exclusive Antigen to complete the milestone event and each milestone will only be paid once for any Exclusive Antigen.

7.6.          Payment Terms.

Royalties shown to have accrued by each Report provided for under Article 8 of this Agreement shall be due on the date such Report is due.  Payment of royalties in whole or in part may be made in advance of such due date.

7.7.          Payment Method.

All payments by GNE to SGI under this Agreement shall be paid in U.S. dollars, and all such payments shall be made by bank wire transfer in immediately available funds to the bank account designated by SGI in writing.

7.8.          Exchange Control.

If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where Licensed Product is sold, payment shall be made through such lawful means or method as the Parties reasonably shall determine.

7.9.          Withholding Taxes.

Except as otherwise provided below, all amounts owing from GNE to SGI under this Agreement are gross amounts.  GNE shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld by GNE, its Affiliates or Sublicensees, to the extent GNE, its Affiliates or Sublicensees pay to the appropriate governmental authority on behalf of SGI such taxes.  GNE shall use commercially reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of SGI by GNE, its Affiliates or Sublicensees.  GNE promptly shall deliver to SGI proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

ARTICLE 8 - ROYALTY REPORTS AND ACCOUNTING

8.1.          Reports, Exchange Rates.

8.1.1.       During the Royalty Term, GNE shall furnish to SGI, with respect to each Calendar Quarter, a written report showing on a consolidated basis in reasonably specific detail and on a country-by-country basis, (a) the gross sales of Licensed Products sold by GNE, its Affiliates and its Sublicensees in the Territory during the corresponding Calendar Quarter and the calculation of Net Sales from such gross sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon Net Sales of Licensed Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each Licensed Product in each country in the Territory if it has occurred during the corresponding Calendar Quarter; and (e) the exchange rates (as determined pursuant to Section 8.1.4 herein) used in determining the royalty amount expressed in U.S. dollars (collectively, “Reports”).

8.1.2.       GNE shall include in each permitted sublicense granted by it pursuant to this Agreement a provision requiring its Affiliates and Sublicensees to make Reports to GNE within [***] of the close of each Calendar Quarter and to keep and maintain records of sales made pursuant to such sublicense.

8.1.3.       Reports shall be due on the [***] following the close of each Calendar Quarter.  GNE shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

8.1.4.       With respect to sales (if any) of Licensed Products invoiced in U.S. dollars, the gross sales, Net Sales, and royalties payable shall be expressed in U.S. dollars.  With respect to sales of Licensed Products invoiced in a currency other than U.S. dollars, the gross sales, Net Sales and royalties payable shall be expressed in the currency of the invoice issued by the Party making the sale together with the U.S. dollars equivalent of the royalty payable, calculated using the [***].

8.2.          Audits.

8.2.1.       Upon the written request of SGI and with at least [***] prior written notice, but not more than once in each [***], GNE shall permit an independent certified public accounting firm of internationally recognized standing, selected by SGI and reasonably acceptable to GNE, at SGI’s expense, to have access during normal business hours to such of the records of GNE as required to be maintained under this Agreement to verify the accuracy of the Reports hereunder for any year ending not more than [***] prior to the date of such request.  The accounting firm shall disclose to SGI only whether the records are correct or not and the specific details concerning any discrepancies.  No other information shall be shared.

8.2.2.       If such accounting firm concludes that additional royalties were owed during such period, GNE shall pay the additional royalties within [***] of the date SGI delivers to GNE such accounting firm’s written report so concluding.  The fees charged by such accounting firm shall be paid by SGI; provided, however, if the audit discloses that the royalties payable by GNE for the audited period are more than [***] of the royalties actually paid for such period, then GNE shall pay the reasonable fees and expenses charged by such accounting firm. If such accounting firm concludes that the royalties paid were more than what was owed during such period, SGI shall refund the overpayments within [***] of the date SGI receives such accounting firm’s written report so concluding.

8.2.3.       GNE shall include in each permitted sublicense granted by it pursuant to the Agreement a provision requiring its Affiliates and Sublicensees to make reports to GNE and to keep and maintain records of sales made pursuant to such sublicense.

8.2.4        Upon the expiration of [***] following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon SGI, and GNE, its Affiliates and Sublicensees shall be released from any liability or accountability with respect to royalties for such year.

8.3.          Confidential Financial Information.

SGI shall treat all financial information subject to review under this Article 8 or under any sublicense agreement as Confidential Information of GNE as set forth in Article 9, and shall cause its accounting firm to retain all such financial information in confidence under terms substantially similar to those set forth in Article 9.

ARTICLE 9 – CONFIDENTIALITY

9.1           Non-Disclosure Obligations.

Except as otherwise provided in this Article 9, during the Term and for a period of [***] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by this Agreement, all confidential or proprietary information, data, documents or other materials supplied by the other Party under this Agreement and marked or otherwise identified as “Confidential,” including SGI Know-How, Drug Conjugation Technology, Improvements and [***] and information relating to SGI’s and GNE’s respective research programs, development, marketing and other business practices and finances.  For purposes of this Agreement, information and data described above shall be hereinafter referred to as “Confidential Information.”  Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ employees, agents, consultants and clinical investigators only make use of the other Party’s Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

9.2.          Permitted Disclosures.

Notwithstanding the foregoing, the provisions of Section 9.1 hereof shall not apply to information, documents or materials that the receiving Party can conclusively establish:

(a)           have become published or otherwise entered the public domain other than by wrongful acts of the receiving Party or its Affiliates in contravention of this Agreement;

(b)           are permitted to be disclosed by prior consent of the other Party;

(c)           have become known to the disclosing Party by a Third-Party, provided such Confidential Information was not obtained by such Third-Party directly or indirectly from the other Party under this Agreement on a confidential basis;

(d)           prior to disclosure under the Agreement, was already in the possession of the receiving Party, its Affiliates or Sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other Party under this Agreement;

(e)           is disclosed in a press release agreed to by both Parties hereto, which agreement shall not be unreasonably withheld; and

(f)            are required to be disclosed by the receiving Party to comply with any applicable law, regulation or court order, or are reasonably necessary to obtain patents, copyrights or authorizations to conduct clinical trials with, and to commercially market Licensed Product(s), provided that the receiving Party shall provide prior notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure.

In addition, GNE shall be permitted to disclose SGI’s Confidential Information:

(g)           to the extent reasonably needed in a patent application claiming Program Inventions made hereunder  to be filed with the United States Patent and Trademark Office and/or any similar foreign agency, provided that GNE shall provide prior notice of such disclosure to SGI and take reasonable and lawful actions to avoid or minimize the degree of disclosure;

(h)           to a sublicensee as permitted hereunder, provided that such sublicensee be subject to obligations of confidentiality substantially similar to those contained herein; and

(i)            to a bona fide collaborator or manufacturing, development or sales partner, but only to the extent directly relevant to the collaboration or partnership and provided that such collaborator or partner be subject to obligations of confidentiality substantially similar to those contained herein.

9.3.          Terms of the Agreement.

GNE and SGI shall not disclose any terms or conditions of this Agreement to any Third-Party without the prior consent of the other Party, except as required by applicable laws, regulations or a court order (and in any such case the disclosing Party shall provide notice to the other Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosures).

9.4.          Press Releases and Other Disclosures to Third-Parties.

Neither SGI nor GNE will, without the prior consent of the other, issue any press release or make any other public announcement or furnish any statement to any Person (other than either Parties’ respective Affiliates) concerning the existence of this Agreement, its terms and the transactions contemplated thereby, except for (i) an initial press release mutually agreed upon by the Parties, (ii) disclosures made in compliance with Sections 9.2 and 9.3 hereof, (iii) attorneys, consultants, and accountants retained to represent them in connection with the transactions contemplated hereby.

9.5.          Publications Regarding Results of the Research Program.

Neither Party may publish, present or announce results of the Research Program either orally or in writing (a “Publication”) without complying with the provisions of this Section 9.5.  The other Party shall have [***] (or such lesser amount of time as a specific situation may allow) from receipt of a proposed Publication to provide comments and/or proposed changes to the publishing Party.  The publishing Party shall take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to have employees or others acting on behalf of the other Party be mentioned as appropriate as co-authors on any Publication describing results to which such persons have contributed.  If the other Party reasonably determines the Publication would amount to the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third-Parties shall be delayed for such period as may appear reasonably necessary for appropriately deleting Confidential Information from the proposed Publication and/or drafting and filing a patent application covering such invention provided such period does not exceed [***] from the date the publishing Party first provided the proposed Publication to the other Party.

ARTICLE 10 - INVENTIONS AND PATENTS

10.1.        Ownership of Inventions.

10.1.1.     Disclosure of Inventions.  Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of any inventions directly arising out of the Research Program (“Program Inventions”).

10.1.2      Ownership of Program Inventions.  All right, title and interest in all Program Inventions that are discovered, made or conceived as part of the activities conducted pursuant to this Agreement during the Research Program Term shall be owned as follows:

(a)           [***] shall own all Program Inventions that (i) are invented solely by one or more employees, agents or consultants of [***] and/or any [***] pursuant to this Agreement and do not [***]; or (ii) [***], and to the extent that any such [***] within Program Inventions shall have been invented by [***] and are owned by [***], [***] hereby assigns all of its rights, title and interest therein to [***];

(b)           [***] shall own all Program Inventions that (i) are invented solely by one or more employees, agents or consultants of [***], excluding any [***] pursuant to this Agreement and do not [***]; or (ii) [***], and to the extent that any such [***] within Program Inventions shall have been invented by [***] and is owned by [***], [***] hereby assigns all of its rights, title and interest therein to [***]; and

(c)           Except as set forth in Sections 10.1.2(a) and 10.1.2(b), [***] and [***] shall [***] own all other Program Inventions.

Inventorship shall be determined under U.S. patent law.  In the event of a dispute regarding inventorship, the Parties shall engage a Third Party patent attorney jointly selected by the Parties to resolve such dispute.

10.2.        Patent Prosecution and Maintenance.

10.2.1.     SGI shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all Licensed Patents.  SGI shall, at its sole expense, prepare, file, prosecute and maintain such Licensed Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of GNE in so doing.

10.2.2.     Each Party shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance, of any patents and patent applications claiming Program Inventions owned solely by it in accordance with Section 10.1 and shall, at its sole expense, prepare, file, prosecute and maintain such patent rights in good faith consistent with its customary patent policy and its reasonable business judgment.  Patents and patent applications claiming Program Inventions owned jointly by both Parties in accordance with Section 10.1 (“Joint Patents”) shall be controlled, prepared, filed, prosecuted and maintained by an outside legal firm mutually agreed to between the Parties, under the equal direction and control of both Parties.  The cost of such outside legal expenses shall be evenly borne by the Parties.

10.2.3.     The Parties shall at all times fully cooperate in order to reasonably implement the foregoing provisions, such cooperation may include without limitation the execution of necessary legal documents.

10.3.        Enforcement of Licensed Patents.

10.3.1.     SGI shall have the right, at its sole expense, to determine the appropriate course of action to enforce the Licensed Patents or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the Licensed Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the Licensed Patents, and in good faith shall consider the interests of GNE in so doing.  All monies recovered upon the final judgment or settlement of any such suit to enforce any Licensed Patents shall be allocated first to SGI to the extent necessary to compensate it for its expenses in its enforcement, second to GNE to the extent necessary to compensate it for its expenses in cooperating with SGI in its enforcement, and finally prorated in accordance with the damages for which such judgment or settlement is reasonably intended to compensate.  GNE and SGI shall fully cooperate with each other in any action to enforce the Licensed Patents.  If SGI fails to take any action to enforce the Licensed Patents or control any litigation with respect to the Licensed Patents within a period of [***] bring and control any such action by counsel of its own choice, and in such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any Licensed Patents shall be retained by GNE allocated first to GNE to the extent necessary to compensate it for its expenses in its enforcement, second to SGI to the extent necessary to compensate it for its expenses in cooperating with GNE in its enforcement, and finally prorated in accordance with the damages for which such judgment or settlement is reasonably intended to compensate.  In such a case, SGI shall cooperate fully with GNE, at GNE’s expense, in its efforts to enforce the Licensed Patents, including being joined as a party to such action if necessary.

10.3.2.     GNE shall have the right, at its sole expense, to determine the appropriate course of action to enforce the patents claiming Program Inventions owned solely by GNE in accordance with Section 10.1 (“GNE Patents”) or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the GNE Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the GNE Patents.  All monies recovered upon the final judgment or settlement of any such suit to enforce any GNE Patents shall be retained by GNE.  SGI and GNE shall fully cooperate with each other in any action to enforce the GNE Patents.

10.3.3      In the event either Party becomes aware of an Infringement by a Third Party of a Joint Patent, it shall promptly notify the other Party and the Parties shall determine a mutually agreeable course of action.

10.4.        Prior Patent Rights.  Notwithstanding anything to the contrary in this Agreement, with respect to any Licensed Patents that are subject to the SGI In-Licenses, the rights and obligations of the Parties under Section 10.2 and 10.3 shall be subject to SGI’s licensors’ rights to participate in and control prosecution, maintenance and enforcement of such Licensed Patents in accordance with the terms and conditions of the applicable SGI In-License.

ARTICLE 11 - INFRINGEMENT ACTIONS BROUGHT BY THIRD-PARTIES

If GNE, SGI or their respective Affiliates, or GNE’s Sublicensees, is sued by a Third-Party for infringement of a Third-Party’s patent because of the use of the Drug Conjugation Technology, the Party which has been sued shall promptly notify the other Party, in no event later than [***] of the institution of such suit.  The notice shall set forth the facts of such infringement and provide evidence of such infringement that is within the notifying Party’s control.  The Parties shall then meet to discuss each Party’s commercial interests in the defense of the suit, a plan for the defense of the suit, how the costs of the suit should be allocated, and who should have primary control of the suit.  In no event may the Party controlling the suit settle or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the non-controlling Party without the express written consent of the non-controlling Party.

ARTICLE 12 - REGULATORY ASSISTANCE

Should GNE develop an ADC for clinical development, SGI will provide at GNE’s request, technical information reasonably required for GNE to file for and obtain permission to commence human clinical trials including, without limitation, information relating to the ADC, the toxin used, the linker used and the linker conjugated to the toxin.  This information will include, as available, Chemistry Manufacturing and Controls documentation, other toxicity and safety data, access to any drug master files on record with the FDA (and/or other similar foreign authorities) and any other relevant materials.  GNE shall reimburse SGI for any out-of-pocket costs incurred by SGI in providing such information plus an amount equal to SGI’s then current [***], as set forth in Section 7.1.4.

ARTICLE 13 – REPRESENTATIONS AND WARRANTIES

13.1.        Representations and Warranties.

13.1.1.           This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equitable principals.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Party, its officers and directors.

13.1.2.           The execution, delivery and performance of the Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

13.1.3.           SGI has not, and during the term of the Agreement will not, grant any right to any Third-Party relating to the Licensed Patents and SGI Know-how which would conflict with the rights granted to GNE hereunder.

13.1.4.           SGI represents and warrants that it has the right to grant the licenses granted herein and that it has no knowledge of any rights of any Third-Parties that would interfere with the practice of the Licensed Patents or other SGI Technology.

13.1.5.           SGI represents and warrants that it will perform all of its obligations hereunder in a professional and good workman like manner.

13.2.        Performance by Affiliates.

The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

ARTICLE 14 – TERM AND TERMINATION

14.1.        Term.

Unless earlier terminated pursuant to this Article 14, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall remain in full force and effect until the earlier of (a) the expiration of the Research Program Term unless GNE exercises at least one (1) Option prior to such date; or (b) the expiration of the last to expire Royalty Term.

14.2.        Termination by GNE.

GNE shall have the right, at any time, to terminate this Agreement as a whole by providing not less than [***] prior written notice to SGI of such termination; provided that termination by GNE under this Section 14.2 shall not relieve GNE of its obligation to pay [***] for the remainder of the then current [***] pursuant to Sections 3.5 and 7.1.4.

14.3.        Termination of License to Specific Research Antigen or Exclusive Antigen by GNE.

GNE shall have the right at any time to terminate its rights to any specific Research Antigen or Exclusive Antigen immediately upon written notice to SGI of such termination, whereupon GNE’s license with respect to such Research Antigen or Exclusive Antigen shall automatically terminate and all rights granted under this Agreement specifically related to the use of SGI Technology in connection with the Research Antigen or Exclusive Antigen shall revert back to SGI.

14.4.        Termination for Cause.

Either Party may terminate this Agreement for material breach by the other Party (the “Breaching Party”) of any material provision of the Agreement, if the Breaching Party has not cured such breach within [***] after notice thereof; provided, however, that neither Party shall be deemed to be in material breach of this Agreement for purposes of a termination hereunder during any period in which a good faith dispute between the Parties exists regarding performance of breach of its obligations hereunder.

14.5.        Termination Upon Insolvency.

Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors.

14.6.        Termination of SGI In-Licenses.  All rights and obligations under an SGI In-License sublicensed under this Agreement shall terminate upon [***] prior written notice by SGI if GNE breaches any material provision of such SGI In-License Agreement and fails to cure such breach within [***] period; provided, however such cure period may be extended by consent of the Parties.  All rights and obligations under the [***] shall automatically terminate if GNE fails to [***].  SGI covenants that it will use reasonable commercial efforts to maintain all SGI In-Licenses for the duration of this Agreement.  In the event, despite such efforts, any SGI In-License(s) terminates, (a) SGI hereby grants to GNE whatever rights it can grant under such SGI In-License(s) to enable GNE to continue enjoying all rights it had thereunder and (b) the Parties shall reduce the payments due to SGI hereunder by such appropriate amounts as to reflect the loss in value to GNE based on the termination of the SGI In-License(s).

14.7.        Effect of Expiration and Termination.

14.7.1.     Except where explicitly provided within this Agreement, termination of this Agreement for any reason, or expiration of this Agreement, will not affect any: (i) obligations, including payment of any royalties or other sums which have accrued as of the date of termination or expiration, and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including provisions of Articles 1, 9, 10, 11, 15, 19 and 20, Sections 4.5, 8.2, 8.3 and 14.7 and any payment obligations pursuant to Section 7 incurred prior to termination, which shall survive the expiration or termination of the Agreement.  Notwithstanding the foregoing, all licenses granted by SGI to GNE hereunder, including all Exclusive Licenses, and all sublicenses granted by GNE hereunder, will immediately terminate upon termination of this Agreement pursuant to Sections 14.1(a), 14.2, 14.4 or 14.5.

14.7.2.     Upon the expiration of the Royalty Term for each Exclusive Antigen, SGI shall grant, and shall by this provision be deemed to have granted, to GNE a royalty-free, perpetual, worldwide, license to use the SGI Technology for that Exclusive Antigen with no further obligation to SGI.

ARTICLE 15 - INDEMNITY

15.1.        Direct Indemnity.

15.1.1.     Each Party shall indemnify and hold harmless, and hereby forever releases and discharges the other Party from and against all claims, demands, liabilities, damages and expenses, including attorneys’ fees and costs (collectively, the “Liabilities”) arising out of (i) the breach of any material provision of this Agreement by the indemnifying Party (or the inaccuracy of any representation or warranty made by such Party in this Agreement), except to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct of the other Party; or (ii) the gross negligence, recklessness or willful misconduct of the indemnifying Party in connection with the performance of its obligations hereunder.

15.1.2.     GNE shall indemnify and hold harmless, and hereby forever releases and discharges SGI from and against all Liabilities suffered or incurred arising out of any Third-Party claims for personal injury, death or disability or any product recall to the extent caused by (a) any failure to test for or provide adequate warnings of adverse side effects to the extent such failure arises out of acts or omissions in connection with the preclinical or clinical testing of any Licensed Product, (b) any manufacturing defect in any Licensed Product or (c) any other act or omission of GNE in connection with its obligations under this Agreement; except in each case to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct by SGI or the inaccuracy of any representation or warranty made by SGI in this Agreement.

15.1.3.     SGI shall indemnify and hold harmless, and hereby forever releases and discharges GNE from and against all Liabilities suffered or incurred arising out of any Third-Party claims for personal injury, death or disability or any product recall to the extent caused by (a) any SGI Technology incorporated in a product other than a GNE Licensed Product, (b) any manufacturing defect in any SGI Technology or other materials provided by SGI to GNE, or (c) any other act or omission of SGI in connection with its obligations under this Agreement; except in each case to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct by GNE or the inaccuracy of any representation or warranty made by GNE in this Agreement.

15.2         Procedure.

A Party (the “Indemnitee”) that intends to claim indemnification under this Article 15 shall promptly provide notice to the other Party (the “Indemnitor”) of any Liability or action in respect of which the Indemnitee intends to claim such indemnification, which notice shall include a reasonable identification of the alleged facts giving rise to such Liability, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceedings.  Any settlement of a Liability for which any Indemnitee seeks to be reimbursed, indemnified, defended or held harmless under this Article 15 shall be subject to prior consent of such Indemnitee, such consent shall be withheld unreasonably

ARTICLE 16 - FORCE MAJEURE

No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates) nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates) including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God or acts, or omissions or delays in acting by any governmental authority (collectively, “Events of Force Majeure”); provided, however, that the affected Party shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants with all possible speed.  Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties agree to negotiate in good faith either (i) to resolve the Event of Force Majeure, if possible, (ii) to extend by mutual agreement the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) to amend this Agreement to the extent reasonably possible, or (iv) to terminate this Agreement.

ARTICLE 17 - ASSIGNMENT

This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred to any Third-Party by either Party without the consent of the other Party, such consent not to be unreasonably withheld; provided, however, that either Party may, without such consent but with notification, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation (such merger or consolidation shall be hereinafter referred to as a “Change in Control”).  Any permitted assignee shall assume all rights and obligations of its assignor under this Agreement; [***].

ARTICLE 18 - SEVERABILITY

Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries.  Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such provisions.

In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

ARTICLE 19 – INSURANCE

During the term of this Agreement and thereafter for the period of time required below, each Party shall maintain on [***].  Commencing not later than [***] and thereafter for the period of time required below, the parties shall obtain and maintain on an ongoing basis [***] (including [***] to cover the [***] under this Agreement subject to the terms and conditions of the insurance policies) in the following amounts:

GNE: at least [***].  All of such insurance coverage shall be maintained with insurance companies having an [***] or better.

SGI: at least [***].  All of such insurance coverage shall be maintained with insurance companies having an [***]  or better.

The aggregate deductibles under both parties’ [***] insurance shall not exceed [***] and the deductibles under both parties’ [***] insurance shall be satisfactory to both parties.  The insurance coverages carried by each party shall be primary, and each party shall name the other party as an additional insured under their respective insurance policies, but only with respect to their own obligations under this Agreement.  In addition, GNE shall name [***] as an additional insured under GNE’s insurance policies with respect to the [***].  Each party shall provide a notice to the other party at least [***] to any cancellation or material change in insurance coverage.

Not later than the effective date of this Agreement with respect to the [***] coverage, and not later than [***] prior to the [***] with respect to the [***] coverage, the parties shall provide to each other a certificate(s) evidencing all such required coverage hereunder.  Thereafter the parties shall maintain such insurance coverage without interruption during the term of this Agreement and for a period of at least [***] after the expiration or termination of the term and shall provide certificates evidencing such insurance coverage without interruption on an annual basis (by no later than the annual renewal date for such coverage) during the period of time for which such coverage must be maintained.

ARTICLE 20 - MISCELLANEOUS

20.1.        Notices.

Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or in accordance with this Section 20.1 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to SGI:
Seattle Genetics, Inc.
21823 30th Drive S.E.
Bothell, WA 98021
Attention:  Chief Executive Officer

With copy to:
Venture Law Group
4750 Carillon Point

Kirkland, WA  98033
Attention:  Sonya F. Erickson

If to GNE:
Genentech, Inc.
1 DNA Way
South San Francisco, CA  94080
Attention:  Vice President, Research

With copy to:

Genentech, Inc.
1 DNA Way
South San Francisco, CA  94080
Attention:  Corporate Secretary

20.2.        Applicable Law.

The Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflict of law principles thereof.

20.3.        Dispute Resolution.

The Parties agree that if any dispute or disagreement arises between GNE on the one hand and SGI on the other in respect of this Agreement, they shall follow the following procedure in an attempt to resolve the dispute or disagreement.

20.3.1.           The Party claiming that such a dispute exists shall give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute;

20.3.2.           Within [***] of receipt of a Notice of Dispute, a nominee or nominees of GNE and a nominee or nominees of SGI shall meet in person and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they shall use their reasonable endeavors to resolve the dispute;

20.3.3.           If, within a further period of [***], the dispute has not been resolved, the President of SGI and the President of GNE shall meet at a mutually agreed upon time and location for the purpose of resolving such dispute;

20.3.4.           If, within a further period of [***], the dispute has not been resolved or if, for any reason, the required meeting has not been held, then the same shall be submitted by the Parties to arbitration in Seattle, Washington in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“AAA”) except as otherwise provided herein.  The Parties shall choose, by mutual agreement, one (1) arbitrator within [***] of receipt of notice of the intent to arbitrate.  If no arbitrator is appointed within the times herein provided or any extension of time that is mutually agreed upon, the AAA shall make such appointment within [***] of such failure.  The judgment rendered by the arbitrator shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses.  Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy).  If the issues in dispute involve scientific, technical or commercial matters, any arbitrator chosen hereunder shall have educational training and/or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge.

20.3.5.           In the event of a dispute regarding any payments owing under this Agreement, all undisputed amounts shall be paid promptly when due and the balance, if any, promptly after resolution of the dispute.

20.4.        Entire Agreement.

This Agreement contains the entire understanding of the Parties with respect to the specific subject matter hereof.  All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

20.5.        Independent Contractors.

SGI and GNE each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, agency or any type of fiduciary relationship.  Neither SGI nor GNE shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

20.6.        Affiliates.

Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

20.7.        Waiver.

The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

20.8.        Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall

Name:	Clay B. Siegall

Title:	President and CSO

GENENTECH, INC.

By:	/s/ Arthur D. Levinson

Name:	Arthur D. Levinson

Title:	Chairman and Chief Executive Officer